As filed with the Securities and Exchange Commission on December 2, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LENDINGCLUB CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0605731
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

2007 Stock Incentive Plan, as amended

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full Title of the Plan)

Renaud Laplanche

Chief Executive Officer

LendingClub Corporation

71 Stevenson St., Suite 300

San Francisco, California 94105

(Name and Address of Agent For Service)

(415) 632-5600

(Telephone Number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter, Esq.

James D. Evans, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share
— To be issued under the 2007 Stock Incentive Plan, as amended	1,400,000(2)	$11.00(3)	$15,400,000(3)	$1,790
— To be issued under the 2014 Equity Incentive Plan	35,000,000(4)	$11.00(3)	$385,000,000(3)	$44,737
— To be issued under the 2014 Employee Stock Purchase Plan	3,000,000(5)	$9.35(6)	$28,050,000(6)	$3,260
Total	39,400,000		$428,450,000	$49,787

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)	Represents additional shares of the Registrant’s common stock reserved for future issuance under the Registrant’s 2007 Stock Incentive Plan as of October 31, 2014.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the midpoint of the range of the offering price for the Registrant’s initial public offering pursuant to its Registration Statement on Form S-1 (File No. 333-198393) (the “IPO Registration Statement”).
(4)	Represents 35,000,000 shares of the Registrant’s common stock reserved for future issuance under the Registrant’s 2014 Equity Incentive Plan.
(5)	Represents 3,000,000 shares of the Registrant’s common stock reserved for future issuance under the Registrant’s 2014 Employee Stock Purchase Plan.
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the midpoint of the range of the offering price for the Registrant’s initial public offering pursuant to its IPO Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2014 Employee Stock Purchase Plan.

PART I

Information Required in the Section 10(a) Prospectus

Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8.

1

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 initially filed with the Commission on March 31, 2014, as amended, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding the consolidated financial statements and reports of independent registered public accounting firms, which have been superseded by the consolidated financial statements and reports of independent registered public accounting firms included in Exhibit 99.1 and incorporated by reference herein that reflect the Registrant’s two-for-one stock splits effective April 15, 2014 and September 5, 2014; and

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Pre-Initial Public Offering Description of Common Stock

The Registrant’s common stock is not registered under Section 12 of the Exchange Act.

The Registrant’s authorized capital stock consists of 372,000,000 shares of common stock, $0.01 par value per share, and 250,614,174 shares of preferred stock, 67,651,596 of which has been designated as Series A Preferred Stock, $0.01 par value per share, 65,577,300 of which has been designated as Series B Preferred Stock, $0.01 par value per share, 62,486,436 of which has been designated as Series C Preferred Stock, $0.01 par value per share, 36,030,712 of which has been designated as Series D Preferred Stock, $0.01 par value per share, 10,000,000 of which has been designated as Series E Preferred Stock, $0.01 par value per share and 8,868,130 of which has been designated as Series F Preferred Stock, $0.01 par value per share. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall hereinafter be referred to as the “preferred stock.”

The following is a summary of the material rights and privileges pertaining to the Registrant’s common stock. The description is intended as a summary, and is qualified in its entirety by reference to the Registrant’s restated certificate of incorporation, as amended, and its amended and restated bylaws that are filed as Exhibits 4.1, 4.2 and 4.4 to this Registration Statement.

Dividend Rights

Holders of outstanding shares of the Registrant’s capital stock are entitled to receive dividends out of funds legally available if the Registrant’s board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that the Registrant’s board of directors may determine. Holders of shares of the Registrant’s preferred stock have preference over such dividends, and holders of the Registrant’s common stock may only receive dividends after holders of its preferred stock have received their preference.

Voting Rights

        Subject to certain voting requirements that may apply to shares of preferred stock outstanding at the time, the Registrant’s common stock and preferred stock vote together on all matters submitted to a vote of stockholders. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. The affirmative vote of the holders of the Registrant’s preferred stock is also required to effect certain corporate actions such as to amend or repeal the provisions of the Registrant’s restated certificate of incorporation and its amended and restated bylaws, to change the rights of its preferred stock, to increase or decrease the number of authorized shares of its preferred stock, to designate certain new classes or series of capital stock, to redeem, repurchase or declare dividends on shares of its capital stock, to effect certain corporate transactions, such as mergers or acquisitions, to voluntarily dissolve or liquidate the Registrant, and to increase or decrease the authorized number of directors on the board of directors. In addition, certain holders of the Registrant’s preferred stock have a right to appoint members of its board of directors. The Registrant’s restated certificate of incorporation does not provide for the right to cumulate votes for the election of directors.

No Preemptive or Similar Rights

The Registrant’s common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Subject to the liquidation rights of the preferred stock, upon the Registrant’s dissolution, liquidation or winding-up, the assets legally available for distribution to its stockholders are distributable ratably among the holders of its common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Anti-Takeover Provisions

The provisions of Delaware law and the Registrant’s restated certificate of incorporation and its amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Registrant.

Delaware Law

The Registrant is governed by the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may opt out of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Registrant does not plan to opt out of these provisions. The statute could prohibit or delay mergers or other takeover or change of control attempts and, accordingly, may discourage attempts to acquire the Registrant.

Restated Certificate of Incorporation and Restated Bylaw Provisions

The Registrant’s restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Registrant’s management team, including the following:

•	Board of directors vacancies. The Registrant’s restated certificate of incorporation and amended and restated bylaws authorize only its board of directors to fill newly created vacant directorships. In addition, the number of directors constituting the board of directors will be set only by resolution adopted by a majority vote of the Registrant’s entire board of directors. These provisions prevent a stockholder from increasing the size of the Registrant’s board of directors and gaining control of its board of directors by filling the resulting vacancies with its own nominees.

•	Election of Directors. Stockholders are not permitted to cumulate their votes for the election of directors. In addition, holders of certain series of the Registrant’s preferred stock have the right to elect certain members of its board of directors.

Post-Initial Public Offering Description of Common Stock

The Registrant has filed a Registration Statement on Form S-1 (File No. 333-198393) with the Securities and Exchange Commission in connection with an anticipated initial public offering. In connection with the initial public offering, the Registrant’s common stock was authorized for listing on the New York Stock Exchange under the symbol “LC.” Upon completion of the initial public offering, the Registrant intends to file with the Delaware Secretary of State the restated certificate of incorporation and restated bylaws filed as Exhibits 4.3 and 4.5 hereto, respectively.

Upon the completion of the initial public offering, the Registrant’s authorized capital stock would consist of 910,000,000 shares, with a par value of $0.01 per share, of which:

•	900,000,000 shares are expected to be designated as common stock; and

•	10,000,000 shares are expected to be designated as preferred stock.

The following is a summary of the material rights and privileges that the Registrant expects to pertain to the Registrant’s common stock following the initial public offering. The description is intended as a summary, and is qualified in its entirety by reference to the Registrant’s restated certificate of incorporation and its restated bylaws that are filed as Exhibits 4.3 and 4.5 to this Registration Statement.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of the Registrant’s common stock are expected to be entitled to receive dividends out of funds legally available if the Registrant’s board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board of directors may determine.

Voting Rights

Holders of the Registrant’s common stock are expected to be entitled to one vote for each share held on all matters submitted to a vote of stockholders. The Registrant does not expect to provide cumulative voting for the election of directors. Accordingly, holders of a majority of the shares of the Registrant’s common stock will be able to elect all of its directors. The Registrant expects to establish a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of the Registrant’s stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

The Registrant’s common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon dissolution, liquidation or winding-up of the Registrant, the assets legally available for distribution to its stockholders are expected to be distributable ratably among the holders of its common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Anti-Takeover Provisions

In addition to the provisions of Delaware law described in “—Pre-Initial Public Offering Description of Common Stock—Anti-Takeover Provisions—Delaware Law,” the Registrant expects that its restated certificate of incorporation and restated bylaws that it expects to be in effect upon the completion of its initial public offering will include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of its management team, including the following:

•

Board of Directors Vacancies. The Registrant’s restated certificate of incorporation and restated bylaws are expected to authorize only its board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Registrant’s board of directors will be permitted to be set only by a resolution adopted by a majority vote of the entire board of directors. These provisions would prevent a stockholder from increasing the size of the Registrant’s board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Registrant’s board of directors but promotes continuity of management.

•	Classified Board. The Registrant’s restated certificate of incorporation and restated bylaws are expected to provide that its board of directors will be classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of the Registrant as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•	Stockholder Action; Special Meetings of Stockholders. The Registrant’s restated certificate of incorporation is expected to provide that its stockholders may not take action by written consent, but may only take action at annual or special meetings of the stockholders. As a result, a holder controlling a majority of the Registrant’s capital stock would be unable to amend its restated bylaws or remove directors without holding a meeting of the stockholders called in accordance with the restated bylaws. Further, the Registrant’s restated bylaws and restated certificate of incorporation are expected to provide that special meetings of its stockholders may be called only by a majority of its board of directors, the chairman of its board of directors, its Chief Executive Officer or its President, thus prohibiting a stockholder from calling a special meeting. These provisions could delay the ability of the Registrant’s stockholders to force consideration of a proposal or for stockholders controlling a majority of its capital stock to take any action, including the removal of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Registrant’s restated bylaws are expected to provide advance notice procedures for stockholders seeking to bring business before the Registrant’s annual meeting of stockholders or to nominate candidates for election as directors at its annual meeting of stockholders. The Registrant’s restated bylaws also are expected to specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude the Registrant’s stockholders from bringing matters before the Registrant’s annual meeting of stockholders or from nominating directors at its annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Registrant.

•	No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Neither the Registrant’s restated certificate of incorporation nor its restated bylaws are expected to provide for cumulative voting.

•	Directors Removed Only for Cause. The Registrant’s restated certificate of incorporation is expected to provide that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of the Registrant’s outstanding common stock.

•	Amendment of Charter Provisions. Any amendment of the provisions in the Registrant’s restated certificate of incorporation described above is expected to require approval by holders of at least two-thirds of its outstanding common stock.

•	Issuance of Undesignated Preferred Stock. The Registrant’s board of directors has the authority, without further action by the stockholders, to issue additional shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Registrant’s board of directors. The existence of authorized but unissued shares of preferred stock would enable the Registrant’s board of directors to render more difficult or to discourage an attempt to obtain control of the Registrant by means of a merger, tender offer, proxy contest or other means.

Item 5.	Interests of Named Experts and Counsel.

As of the date of this Registration Statement, investment funds affiliated with Fenwick & West LLP beneficially own an aggregate of 187,792 shares of the Registrant’s Series A preferred stock.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or the board of directors of a corporation to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933.

As permitted by the Delaware General Corporation Law, the restated certificate of incorporation of the Registrant contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, to the fullest extent permitted by law.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions;

•	the Registrant may also indemnify its other employees and agents in its discretion;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding subject to certain limited exceptions, and to the extent the Delaware General Corporation Law so requires, such advances may be conditioned on the director or officer’s agreement to repay any such advanced expenses if it is determined that the director or officer is not entitled to be indemnified under the Registrant’s amended and restated bylaws; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide them with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant currently carries liability insurance for its directors and officers.

The indemnification provision in the Registrant’s amended and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed
		Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant.	8-K	000-54752	3.1	April 17, 2014

4.2	Amendment to Restated Certificate of Incorporation.	8-K	000-54752	3.1	September 9, 2014

4.3	Form of Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of its initial public offering.	S-1	333-198393	3.3	December 1, 2014

4.4	Amended and Restated Bylaws of the Registrant.	10-K	333-151827	3.2	June 17, 2009

4.5	Form of Restated Bylaws of the Registrant, to be in effect upon the completion of its initial public offering.	S-1	333-198393	3.5	December 1, 2014

4.6	Form of the Registrant’s common stock certificate.	S-1	333-198393	4.8	November 17, 2014

5.1	Legal Opinion of Fenwick & West LLP.					X

10.1	2007 Stock Incentive Plan, as amended, and form of award agreement thereunder.	S-1	333-198393	10.4	December 1, 2014

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed
		Form	File No.	Exhibit	Filing Date	Herewith

10.3	2014 Equity Incentive Plan and forms of award agreements thereunder.	S-1	333-198393	10.6	December 1, 2014

10.4	2014 Employee Stock Purchase Plan and forms of enrollment agreements thereunder.	S-1	333-198393	10.7	December 1, 2014

23.1	Consent of Grant Thornton LLP.					X

23.2	Consent of Deloitte & Touche LLP.					X

23.3	Consent of Auerr, Zajac & Associates.					X

23.4	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (See the signature page of this Registration Statement).					X

99.1	Consolidated Financial Statements of the Registrant and Reports of Independent Registered Public Accounting Firms.					X

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 2, 2014.

LendingClub Corporation

By:	/s/ Renaud Laplanche
Renaud Laplanche
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of LendingClub Corporation, a Delaware corporation, do hereby constitute and appoint Renaud Laplanche, Chief Executive Officer and Carrie Dolan, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Renaud Laplanche Renaud Laplanche	Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2014

/s/ Carrie Dolan Carrie Dolan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 2, 2014

/s/ Daniel Ciporin Daniel Ciporin	Director	December 2, 2014

/s/ Jeffrey Crowe Jeffrey Crowe	Director	December 2, 2014

/s/ Rebecca Lynn Rebecca Lynn	Director	December 2, 2014

/s/ John J. Mack John J. Mack	Director	December 2, 2014

/s/ Mary Meeker Mary Meeker	Director	December 2, 2014

/s/ John C. (Hans) Morris John C. (Hans) Morris	Director	December 2, 2014

/s/ Lawrence Summers Lawrence Summers	Director	December 2, 2014

/s/ Simon Williams Simon Williams	Director	December 2, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	8-K	000-54752	3.1	April 17, 2014

4.2	Amendment to Restated Certificate of Incorporation.	8-K	000-54752	3.1	September 9, 2014

4.3	Form of Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of its initial public offering.	S-1	333-198393	3.3	December 1, 2014

4.4	Amended and Restated Bylaws of the Registrant.	10-K	333-151827	3.2	June 17, 2009

4.5	Form of Restated Bylaws of the Registrant, to be in effect upon the completion of its initial public offering.	S-1	333-198393	3.5	December 1, 2014

4.6	Form of the Registrant’s common stock certificate.	S-1	333-198393	4.8	November 17, 2014

5.1	Legal Opinion of Fenwick & West LLP.					X

10.1	2007 Stock Incentive Plan, as amended, and form of award agreement thereunder.	S-1	333-198393	10.4	December 1, 2014

10.3	2014 Equity Incentive Plan and forms of award agreements thereunder.	S-1	333-198393	10.6	December 1, 2014

10.4	2014 Employee Stock Purchase Plan and forms of enrollment agreements thereunder.	S-1	333-198393	10.7	December 1, 2014

23.1	Consent of Grant Thornton LLP.					X

23.2	Consent of Deloitte & Touche LLP.					X

23.3	Consent of Auerr, Zajac & Associates.					X

23.4	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (See the signature page of this Registration Statement).					X

99.1	Consolidated Financial Statements of the Registrant and Reports of Independent Registered Public Accounting Firms.					X